SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2005

VOS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-27145	33-0756798

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
13000 Danielson Street, Suite J Poway, CA 92064

(Address of principal executive offices)

(858) 679-8027
(Registrant’s Telephone Number)

1st Net Technologies, Inc.

1869 W. Littleton Blvd., Littleton, CO 80120
_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Pursuant to our reorganization with VOS Systems, Inc., a California company, effective August 30, 2005, we entered into an Asset Purchase Agreement with James H. Watson, Jr., our former President and Chairman. Pursuant to the Agreement, we agreed to transfer and assign the account receivable in the amount of $278,124.84 due and payable from Marketbyte, LLC, a California limited liability company, under the Asset Purchase Agreement dated February 23, 2000, and amended on October 25, 2000 and December 3, 2001 by and between SSP Management Corp. (a wholly owned subsidiary of 1st Net) and Marketbyte. In consideration, Mr. Watson agreed to: (i) personally assume, and indemnify us and VOS Systems against, all outstanding debts and liabilities of 1st Net outstanding as of August 30, 2005, up to and including a total of $100,000; (ii) forgive any and all existing obligations, loans, debts or outstanding compensation, monies or securities due to Mr. Watson; and (iii) release all claims against us and VOS Systems.

Item 1.02  Termination of a Material Definitive Agreement.

Not applicable.

Item 1.03  Bankruptcy or Receivership.

Not applicable.

Section 2 - Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

Not applicable.

Item 2.02  Results of Operations and Financial Condition.

Not applicable.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Not applicable.

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Not applicable.

Item 2.05  Costs Associated with Exit or Disposal Activities.

Not applicable.

Item 2.06  Material Impairments.

Not applicable.

Section 3 - Securities and Trading Markets

        Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

Not applicable.

Item 3.02  Unregistered Sales of Equity Securities.

As described in Item 8.01, pursuant to the reorganization with VOS Systems, Inc., approved by our shareholders, we have authorized our Transfer Agent to begin the share exchange with the VOS Systems, Inc. shareholders. We anticipate that we will issue approximately 33,804,258 shares of our common stock in exchange for 100% of the common stock of VOS Systems, Inc.

Item 3.03  Material Modification to Rights of Security Holders.

On September 5, 2005, our board of directors approved our Amended and Restated Articles of Incorporation which changed our name to VOS International, Inc. and increased our authorized capital to 90,000,000 shares.

On September 5, 2005, our board of directors approved our Amended and Restated Bylaws which changed the number of directors of the company to no less than one and no more than five.

On September 5, 2005, our board of directors cancelled all designations of our preferred stock, of which no shares were issued and outstanding.

On September 16, 2005, we filed Amended and Restated Articles of Incorporation with the Colorado Secretary of State.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Not applicable.

Section 5 - Corporate Governance and Management

        Item 5.01  Changes in Control of Registrant.

As of March 31, 2005, we had 6,395,357 shares of common stock outstanding. These shares were held by approximately 203 shareholders of record. Our former President, James H. Watson, owned 11.23% of our outstanding common stock and the remaining 88.77% was owned in small concentrations by many shareholders.

Upon the completion with the reorganization with VOS Systems, Inc. and the 3 for 1 share exchange, the shareholders of VOS Systems, Inc. will own approximately 85% of our outstanding stock. The officers and directors of the company as a group will control over 33% of that outstanding common stock and one other individual will own an additional 15% of the outstanding stock. Following the reorganization, nearly half of the outstanding common stock of the company will be held by six individuals. Our pre-reorganization shareholders will continue to hold a minority position and due to the wide distribution of shares among the shareholders and will not have substantial ability to choose future management of the company.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the reorganization with VOS Systems, Inc. as described in Item 8.01, our former Directors, James H. Watson, Jr. and Daniel Nye resigned from their positions as directors of the Company. The resignations of Messrs. Watson and Nye were not because of any disagreements with the Company on matters relating to its operations, policies and practices.

On August 30, 2005, our shareholders elected the following directors to our board:

Arnold C. Ligi
Donald A. Nunn
Dennis LaVorgna
Richard B. Matulich
Allan J. Ligi

On September 5, 2005, our board appointed the following officers:

Name	Office
Allan J. Ligi	President
Richard B. Matulich	Chief Operations Officer
Dennis LaVorgna	Chief Financial Officer
Donald A. Nunn	Corporate Secretary

Allan J. Ligi (Age 45).  Mr. Ligi is the President, Chief Executive Officer and a Director of VOS Systems, Inc. and our current President. Mr. Ligi is the co-founder of VOS Systems, in charge of marketing, management, and finance. Mr. Ligi has significant technology-related management experience having previously managed at Rockwell’s Rocketdyne Plant in Canoga Park, California. He was directly involved in the SSME (Space Shuttle Main Engine) manufacturing sector. Mr. Ligi holds a Bachelor of Science Degree in Business Administration with advanced studies in marketing and engineering. He is a graduate of numerous business training programs in management, sales, and marketing.

Mr. Ligi has been involved in the daily operations of all aspects of VOS Systems, Inc. and responsible for strategic development, with major emphasis on directing the marketing, management, and financial efforts. These include coordinating efforts with sales and marketing teams in developing product image, facilitating placement and distribution, working with the accounting group in financial forecasting, raising capital, tracking use of company funds, and establishing and maintaining management controls on operations with regards to productivity and profitability.

Richard B. Matulich (Age 45).    Mr. Matulich is the Chief Operations Officer and a Director of VOS Systems, Inc. and our current Chief Operations Officer. Mr. Matulich is the co-founder of VOS Systems, in charge of product research and development, manufacturing, and quality control. Mr. Matulich has successfully developed, operated, and sold for profit various businesses since 1980. As Regional Manager with W.R. Grace Corporation, Mr. Matulich managed over 120 employees and was responsible for production, purchasing, sales, budgeting, and profitability. Mr. Matulich has strong financial and statistical experience ensuring accurate forecasting and utilization analysis, including thorough knowledge of spreadsheets and business modeling. Most recently, Mr. Matulich was an independent computer consultant specializing in network design and administration. He has proficient experience in system analysis, design, implementation, and problem solving and is familiar with a wide variety of computer hardware, operating systems, and languages (e.g., IBM mainframe JCL, DOS, OS/2, Windows 95, C, C++, assembler, HTML, dBase III Novell, and Windows NT). Moreover, Mr. Matulich has experience with communications systems design, programming, and support for asynchronous, binary synchronous, TCP/IP, Ethernet and token-ring LAN, and various nonstandard protocols. In addition to these skills, he has worked in Internet and World-Wide Web (WWW) design and implementation, including Common Gateway Interface (CGI) scripts.

Mr. Matulich has attended the University of California Davis where he was a graduate of several businesses, management, and manufacturing programs. He brings with him experience in offshore manufacturing and extensive computer hardware and software knowledge as well as a diverse component electronics background. Interfacing with development engineers, Mr. Matulich brings product conceptualization to actual product development. He continues has been instrumental in advancing and expanding the VOS product lines.

Mr. Matulich has overseen all aspects of the day-to-day operations of VOS Systems, Inc., with responsibility for all operational activities for product management and development including designs, engineering, implementation, and deployment. Also, coordinating overseas manufacturing, quality control systems, and delivery schedules as well as maintaining operational policies and inventory strategy. Specific responsibilities included staffing, project budget management, scheduling, status reporting, and risk management. Responsibilities in product development included strategy for product development (methodology and architectures), preliminary designs, alternative evaluations, detailed design, technology assessments, and the functional specifications of the products.

Dennis LaVorgna (Age 54).  Mr. LaVorgna is the Chief Financial Officer and a Director of VOS Systems, Inc. and our current chief financial officer. Mr. LaVorgna, has been the CFO of VOS Systems, Inc. since its and has been instrumental in setting up the financial operations of the VOS Systems and continues to be an integral part of the evolution of VOS System’s financial structure. Mr. LaVorgna graduated from Cleveland State University in 1974. After college he was employed by the international headquarters of Earnst & Earnst, CPA’s where he gained experience as an auditor with both publicly traded and start up companies. He moved to San Diego in 1984 where he was employed by Jassoy, Graff & Douglas, CPA’s where his experience was utilized to create the firm’s business evaluation and litigation support department until 1989. He then took a position as the CFO of Pathology Medical Labs from 1990 until 1995. Presently Mr. LaVorgna is the President of LaVorgna and Associates, a full service accounting firm in San Diego.

Donald A. Nunn (Age 57).  Mr. Nunn is the Corporate Secretary, Legal Counsel and a Director of VOS Systems, Inc. He is currently our Corporate Secretary. Mr. Nunn is a co-founder has been involved since the inception of VOS Systems, Inc. and served as legal counsel and a Board Member. Mr. Nunn graduated from the University of California Santa Barbara in 1969. He received his law degree from the University of San Diego in 1972. Mr. Nunn has served as pro-tem judge with the San Diego Superior Court judicial system from 1977-1982. He was president of the Poway Chamber of Commerce in 1987-1988.

Mr. Nunn has been responsible for the management and direction of all legal matters for VOS Systems Inc. Responsibilities including legal drafts, negotiations, and distribution of legal materials, development and maintenance of transactions involving all aspects of VOS Systems technology development, operations and services, management of intellectual property protection and prosecution of patents, trademarks, copyrights and trade secrets. Advisement and resolution of other general counsel type issues as needed

Arnold C. Ligi (Age 72). Mr. Arnold C. Ligi is a Director of VOS Systems, Inc. and is currently one of our Directors. Mr. Arnold C. Ligi has been a Director of VOS Systems, Inc. since its incorporation in November 1999 and has served as an advisor and financial supporter to the Company since its inception in 1995. Mr. Ligi is a successful business entrepreneur, who has owned several businesses in the building and construction industry. He has over 40 years experience in the building trades having run several large general contracting companies from 1966-1990. In 1990 Mr. Ligi entered into the trade educational system by providing his expertise in Governmental Supported Programs for Youth Groups (JOB CORE). He held his tenure at the Job Core Program until 1996.

Item 5.03  Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On September 5, 2005, our board of directors approved our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws.

On September 16, 2005, we filed Amended and Restated Articles of Incorporation with the Colorado Secretary of State.

Item 5.04  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Not applicable.

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Not applicable.

Section 6 - [Reserved]

       Not applicable.

Section 7 - Regulation FD

        Item 7.01  Regulation FD Disclosure.

    Not applicable.

Section 8 - Other Events

        Item 8.01  Other Events.

At the annual meeting of our shareholders held on August 30, 2005, the shareholders of the company voted in approval of the following proposals: (1) Amending our Bylaws and Articles of Incorporation to increase the number of board positions to five; (2) electing five directors; (3) reorganizing the company with VOS Systems, Inc., a California corporation; (4) amending our Articles of Incorporation to change the name of the company; (5) amending our Articles of Incorporation to increase our authorized capital stock to 90,000,000 shares; (6) issuing the required shares to complete the share exchange pursuant to the reorganization with VOS Systems, Inc; (7) distributing corporate assets to James H. Watson, Jr., our former President and Chairman; and (8) changing our fiscal year to end on September 30.

On September 16, 2005 we changed our registered agent in the State of Colorado to:

Incorp Services, Inc.,
2223 S. Raleigh Street
Denver, CO 80219

Section 9 - Financial Statements and Exhibits

        Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Number      Description

3.1        Amended and Restated Articles of Incorporation of VOS International, Inc.

3.2        Amended and Restated Bylaws of VOS International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUEST OIL CORPORATION
/s/	Allan J. Ligi_________________________
By:	Allan J. Ligi
Its:	President